UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 13, 2006

ECC Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32430	841642470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1833 Alton Parkway, Irvine, California		92606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 856-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 13, 2006, Encore Credit Corp., a direct wholly owned subsidiary of the registrant, Bravo Credit Corporation, an indirect wholly owned subsidiary of the registrant, and the registrant entered into Amendment No. 3 to the Master Repurchase Agreement with Merrill Lynch Bank USA ("ML Amendment No. 3"). ML Amendment No. 3 extends the termination date of the Master Repurchase Agreement from March 13, 2006 to April 13, 2006. During the period beginning March 15, 2006 through and including March 17, 2006, the definition of "Maximum Purchase Price" is reduced from $750 million, of which $250 million was uncommitted, to $450 million uncommitted. On and after March 18, 2006 the definition of "Maximum Purchase Price" is reduced from $450 million uncommitted to $300 million uncommitted. ML Amendment No. 3 is filed as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Amendment No. 3 to Master Repurchase Agreement, dated as of March 13, 2006, by and among Merrill Lynch Bank USA, Encore Credit Corp., ECC Capital Corporation and Bravo Credit Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECC Capital Corporation

March 17, 2006	By:	/s/ Shahid S. Asghar

Name: Shahid S. Asghar
Title: President & Co-Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 3 to Master Repurchase Agreement, dated as of March 13, 2006, by and among Merrill Lynch Bank USA, Encore Credit Corp., ECC Capital Corporation and Bravo Credit Corporation.